Exhibit 99.2

Scott’s Liquid Gold acquires Kids ‘N’ Pets Brands

OCTOBER 1, 2019

Our family of products

KIDS ‘N’ PETS Biodegradable, non-toxic products that removes most stains and odors from carpets, clothing, furniture, mattresses, auto upholstery and more.	KIDS ‘N’ PETS STAIN + ODOR REMOVER Removes most stains and odors! The number one use is cleaning up after pet messes, especially pet urine stains and odors. More multi-use than the competition.

MESSY PET 4-IN-1
TRAINING
DETERRENT

All purpose pet deterrent and carpet protectant that lays down an invisible bitter shield to prevent pets from urine marketing, chewing, scratching, laying on furniture, & more.

KIDS ‘N’ PETS LAUNDRY STAIN + ODOR REMOVER A new product which contains 5 products in one: laundry pre-wash, detergent booster, odor remover, sports gear cleaner, and carpet cleaner.

Unique, high quality, high value products that fit Scott’s current product portfolio

> Non-toxic & eco friendly – incredibly effective while safe on nearly all water-safe surfaces

> Winner of four prestigious awards

– Women’s Choice Award

– National Parenting Product Award

– Parent Tested Parent Approved Award

– Creative Child Magazine Eco-Friendly Product of the Year Award

> Strong consumer following – its long-standing reputation in the biodegradable space has allowed it to achieve a “cult-like” following as seen in its great social media presence.

> Staying power – great long-term customer relationships with major retailers.

Top vendor evaluation and performance scoring from its customers. National top-seller in Walmart for 15+ years running against large competitors.

> Lean operational structure – all production and distribution outsourced to top performing partners, driving a low-cost operating model.

> Growth opportunities – new customer distribution opportunities and potential line extensions.

KIDS ‘N’ PETS

2018 FINANCIAL SUMMARY	PURCHASE PRICE / DEAL TERMS
> $3.1M revenue	> Purchasing 100% of assets for $5.50M
> $1.7M gross profit (54.7%)	> Closing date of 10/1/19
> Finished goods inventory included with purchase
FINANCING	> Earn out feature of up to $1.5M maximum additional
> $4.5M paid from cash on hand	consideration to seller
> $1.0M paid utilizing revolving credit line	– Share on revenue over $3.5M

Strategic rationale for SLG investment

> Fits current SLG markets served – Household or Personal Care
> Diversification of revenue stream
> High quality, high value product
> Strong overlap in customers and distribution with cross selling opportunities
> Potential line extensions with related stain removal products
> Loyal consumer following, strong social media presence
> Simple & clean production & distribution model
> Solid IRR range on investment
> Leverages current cost structure – minimal incremental expenses

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.